EXHIBIT 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in the registration statement of VioQuest Pharmaceuticals, Inc. on Form S-8 of our report dated February 19, 2005, on our audits of the consolidated financial statements of VioQuest Pharmaceuticals, Inc. as of December 31, 2004 and 2003, and for the years then ended, which report is included in VioQuest Pharmaceuticals, Inc.’s 2004 Form 10-KSB/A.

/s/ J.H. Cohn LLP

Roseland, New Jersey
January 12, 2006